UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Barnwell Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BARNWELL INDUSTRIES, INC.

___________________

Notice of Annual Meeting of Stockholders

___________________

To the Stockholders of

BARNWELL INDUSTRIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BARNWELL INDUSTRIES, INC., a Delaware corporation, will be held on March 5, 2007, at 9:30 a.m., Central Standard Time, at the Clarion Shreveport Hotel, 1419 East 70th Street, Shreveport, Louisiana, for the purpose of considering and acting upon:

(1) The election of a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified; and

(2) Any and all other business which may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 8, 2007, are entitled to notice of and to vote at this meeting or any adjournment thereof. The Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2006, which includes consolidated financial statements, is enclosed herewith.

We will be pleased to have you attend the meeting. However, if you are unable to do so, please sign and return the accompanying Proxy in the enclosed addressed envelope.

By Order of the Board of Directors,

/s/ Russell M. Gifford
RUSSELL M. GIFFORD
Secretary

Dated:	January 18, 2007

BARNWELL INDUSTRIES, INC.

1100 ALAKEA STREET, SUITE 2900

HONOLULU, HAWAII 96813

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

The following information is furnished in connection with the Annual Meeting of Stockholders of Barnwell Industries, Inc., a Delaware corporation (the “Company”), to be held on March 5, 2007 at 9:30 a.m., Central Standard Time, at the Clarion Shreveport Hotel, 1419 East 70th Street, Shreveport, Louisiana.

The accompanying Proxy is solicited by the Board of Directors of the Company, and the Company will bear the cost of such solicitation. Solicitation of proxies will be primarily by mail. Proxies may also be solicited by regular employees of the Company by telephone at a nominal cost. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock (as defined below) and will be reimbursed for their expenses. All properly executed proxies will be voted as instructed.

Stockholders who execute proxies may revoke them by delivering subsequently dated proxies or by giving written notice of revocation to the Secretary of the Company at any time before such proxies are voted. No proxy will be voted if the stockholder attends the meeting and elects to vote in person.

This Proxy Statement and the accompanying Form of Proxy are first being sent to stockholders on or about January 18, 2007.

VOTING AT THE MEETING

Only stockholders of record at the close of business on January 8, 2007 (the “Record Date”) will be entitled to vote at the annual meeting and any adjournment thereof. As of the Record Date, 8,169,060 shares of common stock, par value $0.50, of the Company (the “Common Stock”) were issued and outstanding. Each share of Common Stock outstanding as of the Record Date is entitled to one vote on any proposal presented at the meeting. With respect to abstentions, the shares will be considered present at the meeting for a particular proposal, but since they are not affirmative votes for the proposal, they will have the same effect as a vote withheld on the election of directors or a vote against such other proposal, as the case may be. Brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon, other than the election of directors. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on these matters. Shares represented by such broker nonvotes will, however, be counted for purposes of determining whether there is a quorum.

ELECTION OF DIRECTORS

At the meeting, all eleven directors of the Company are proposed to be elected, each elected director to hold office until the next annual meeting and until his successor is duly elected and qualified. The persons named as proxies in the enclosed Proxy are executive officers of the Company and, unless contrary instructions are given, they will vote the shares represented by the Proxy for the election to the Board of Directors of the persons named below. The election of directors will require a plurality of the votes cast at the meeting. The Board of Directors has no reason to believe that any of the nominees for director will be unable to serve; however, in the event any of the nominees should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for other persons in place of such nominees.

DIRECTORS AND NOMINEES TO THE BOARD OF DIRECTORS

The following table sets forth, as to the directors and nominees for election: (1) such person’s name; (2) the year in which such person was first elected a director of the Company; (3) such person’s age; (4) all positions and offices with the Company held by such person; (5) the business experience of such person during the past five years; and (6) certain other directorships, if any, held by such person.

	Director		All other Present Positions with
Name	Since	Age	the Company and Principal Occupations

Morton H. Kinzler	1956	81

Chairman of the Board of the Company since 1980, President from 1971 to December 2002 and Chief Executive Officer since 1971. Mr. Kinzler is the father of Alexander C. Kinzler, President, Chief Operating Officer, General Counsel and a Director of the Company.

Alan D. Hunter[1]	1977	69	Partner, Code Hunter LLP, Calgary, Alberta (attorneys) since December 1, 2001.

Erik Hazelhoff-Roelfzema[1]	1977	89	Investor

Martin Anderson[1]	1985	83	Partner, Goodsill Anderson Quinn & Stifel LLP, Honolulu, Hawaii (attorneys); Trustee, Hawaii Pacific University; Trustee, Oceanic Institute (scientific research facility).

Murray C. Gardner, Ph.D.[1]	1996	74	Independent consultant and investor

Alexander C. Kinzler	1999	48

President and Chief Operating Officer of the Company since December 2002. General Counsel of the Company since December 2001 and Executive Vice President from December 1997 to December 2002. Mr. Kinzler is the son of Morton H. Kinzler, Chief Executive Officer and Chairman of the Board of Directors of the Company.

Terry Johnston	2000	65	Investor

Russell M. Gifford	2003	52

Secretary of the Company since December 2002. Executive Vice President since December 1997, Treasurer since November 1986 and Chief Financial Officer since August 1985. President of Water Resources International, Inc., a wholly-owned subsidiary of the Company since December 1999.

Diane G. Kranz[1]	2003	66	Senior Partner, Kranz & Co., LLP (certified public accountants), since 1970.

Kevin K. Takata[1]	2004	50	Deputy Prosecuting Attorney, City and County of Honolulu since 1987; Trials Division Chief since 1997.

Ahron H. Haspel	2006	63	Partner, Jones Day (attorneys) since February, 2005; Partner, KPMG (certified public accountants) from 1977 to February, 2005. Former member of KPMG’s Board of Directors and KPMG’s Leadership Team.

________________________________________

1. This director is independent as defined in Section 121(A) of the American Stock Exchange listing standards.

The Board of Directors has a standing Compensation Committee, a standing Audit Committee, and a standing Executive Committee. It has no standing nominating committee and there is no nominating committee charter. The Board of Directors believes that it is appropriate for the Company not to have a nominating committee because potential nominees are recommended by a majority vote of the independent directors and each director on the Board of Directors participates in the consideration of all director nominees. The Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Board identifies the desired skills and experience of a new nominee, if the Board determines that it is appropriate to replace the retiring member. The Board believes that potential directors should possess sound judgment, understanding of the business issues affecting the Company, integrity and the highest personal and professional ethics. In searching for potential Board nominees, the Board seeks directors who have a range of business, management and civic experience appropriate for the Board to discharge its responsibilities. In the case of both incumbent and new directors, the Board seeks persons who are able to devote significant time and effort to Board and Board committee responsibilities.

The Board will consider potential nominees brought to its attention by any director or officer of the Company. It also will evaluate recommendations for director nominees proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company’s Common Stock entitled to vote at the annual meeting of stockholders for at least one year prior to the date the stockholder makes the recommendation and (ii) undertakes to continue to hold such number of shares through the date of the meeting. Any recommendation for director nominee submitted by a qualifying stockholder must be received by the Company no later than 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders. Any stockholder recommendation for director nominee must be submitted to the Company’s Chairman of the Board in writing, including:

•      a statement by the stockholder that he/she is the holder of at least 1% of the outstanding shares of the Company’s Common Stock, that the shares have been held for at least one year prior to the date of the submission and that the stockholder will continue to hold the shares through the date of the annual meeting of stockholders;

•	the candidate’s name, age, contact information and current principal occupation or employment;

•      the candidate’s resume, which will include a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation or employment and the name and principal business of any corporation or other organization in which the candidate was employed; and

•	at least three (3) references for the candidate.

The Board will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process.

Stockholders may send any communication to the Board of Directors, as a whole, or individually, by mail to the Company’s address listed on page one of the Proxy Statement, to the attention of Russell M. Gifford, Secretary. All such communications will be forwarded to the Board of Directors or individual directors as appropriate. The Company strongly encourages its directors to attend the Annual Meeting. Three members of the Board of Directors attended the 2006 Annual Meeting of Stockholders of the Company.

COMPENSATION COMMITTEE

The members of the Compensation Committee are Mr. Hunter, Chairman, and Mr. Anderson, Dr. Gardner and Ms. Kranz. The Compensation Committee (i) determines the annual compensation of the Company’s senior officers; (ii) recommends, if appropriate, new employee benefit plans to the Board of Directors; (iii) administers all employee benefit plans and (iv) makes such other determinations regarding compensation or benefits as may be necessary or advisable. During the fiscal year ended September 30, 2006, the Compensation Committee held one meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Johnston served as a member of the Compensation Committee until December 8, 2006. Although Mr. Johnston is not independent as defined in Section 121 (A) of the American Stock Exchange listing standards, the independent members of the Board of Directors determined in accordance with the American Stock Exchange listing standards that Mr. Johnston, who is not an officer of the Company, brought a unique and valuable perspective to the Compensation Committee because of his real estate development experience and his opportunity to assess management’s capabilities due to his ownership interests in Kaupulehu Developments, the Company’s majority-owned real estate development general partnership.

No Director who served as a member of the Compensation Committee during fiscal year 2006 had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K, except for Mr. Johnston. Mr. Johnston controls Nearco, Inc. Barnwell Hawaiian Properties, Inc., a wholly-owned subsidiary of the Company, owns a 50.1% interest in Kaupulehu Developments, and Cambridge Hawaii Limited Partnership, which is 55.2% indirectly owned by the Company, owns the remaining 49.9% interest in Kaupulehu Developments. In 1987, Barnwell Hawaiian Properties, Inc. and Cambridge Hawaii Limited Partnership agreed to pay to Nearco, Inc. 2% and 4%, respectively, of the cash consideration received from the sale of property owned by Kaupulehu Developments. Pursuant to these agreements, in fiscal 2006 Barnwell Hawaiian Properties, Inc. and Cambridge Hawaii Limited Partnership paid fees of $331,000 and $661,000, respectively, to Nearco, Inc. in connection with Kaupulehu Developments’ receipt of proceeds from real estate transactions. Also, Mr. Johnston received approximately $2,846,000 during fiscal year 2006, in respect of the 20.6% interest in Kaupulehu Developments he owns indirectly through certain entities that he controls, including Nearco, Inc. Nearco Inc. was also paid $76,000 in fiscal 2006 as a fee for real estate consulting services Nearco, Inc. performed for the Company. The Company believes such fees are fair and reasonable compensation for such services. In June 2006, the Company entered into an agreement with Nearco, Inc. to form Mauka 3K, LLC, for the purpose of providing real estate consulting services and investing in real estate. The Company and Nearco, Inc. each have a 50% voting interest in Mauka 3K, LLC. Mauka 3K, LLC received $3,000,000 in real estate consulting fees during fiscal 2006 of which Mr. Johnston received $1,440,000 in respect of the 50% interest in Mauka 3K, LLC he owns indirectly through Nearco, Inc.

During fiscal year 2006, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors, and no member of our Compensation Committee was an employee or former employee of the Company.

REPORT OF THE COMPENSATION COMMITTEE

Objective and Philosophy

The Compensation Committee’s objective is to implement a compensation program which attracts, retains and motivates highly qualified executive officers and management personnel who will enhance the Company’s annual performance and long term growth objective. This program is in part based on the belief that the interests of the executives should be closely aligned with the interests of the Company’s stockholders. The Compensation Committee attempts to achieve these goals by linking compensation to the accomplishment of specific results and the creation of value for the Company’s stockholders from both near-term and long-term performance perspectives. The Compensation Committee believes that cash compensation in the form of salary and incentive bonuses provides our executives with near-term rewards for completion of individual performance goals and

Company operations objectives and that long-term compensation through the award of stock options or other equity awards encourages growth in management stock ownership and gives management a stake in the Company’s long-term performance and success. The compensation committee considers all elements of compensation and these objectives when determining individual components of compensation packages.

Compensation Program Components

Currently, there are three principal components of the Company’s executive compensation program, annual base salary, near-term incentive compensation in the form of performance bonuses payable in cash on an annual basis and long-term incentive compensation in the form of stock options and stock appreciation rights. These programs are structured in accordance with the Compensation Committee’s objectives and philosophy.

Base Salary

Base salary levels for the Company’s executives are based on a variety of factors including scope of responsibility, performance and an assessment of competitive conditions in the marketplace for executives of comparable talent and experience. Base salaries for executives (other than the Chief Executive Officer) are generally recommended by the Chief Executive Officer for the review and approval of the Compensation Committee which makes a final determination based on the factors described above and the executives’ performance during the year and then submits its recommendation to the Board of Directors for approval. The Chief Executive Officer is not present during, and does not participate in, the voting or deliberations of the Board of Directors on his own compensation.

Near-Term Incentive Compensation

The short-term incentive compensation component consists of performance bonuses. The amount of any bonus is determined, in part, based on individual and corporate performance, the achievement of performance objectives and goals, the accomplishment of specific results and the creation of value for our stockholders. Bonuses paid to each executive are based in part on measuring which of these goals and objectives have been realized.

Long-Term Incentive Compensation

The long-term incentive compensation component consists of the Company’s 1998 Stock Option Plan (the “Qualified Plan”) under which executives may be granted stock options exercisable to purchase shares of Common Stock and occasional grants of non-qualified stock options with a stock appreciation right (“SAR”) component. Stock options granted under the Qualified Plan become exercisable in equal increments over four years and generally expire ten years from the date of grant. Non-qualified stock options/SARs also are granted from time to time to key personnel, become exercisable over five years and generally expire ten years from the date of grant. The deferred vesting provisions of the stock options are designed to reward long-term contributions and create an incentive for executives to remain with the Company and create value for our stockholders. The Compensation Committee believes that granting stock options creates an incentive to promote the long-term interests of the Company and aligns the economic benefit to be obtained by the executives granted such options with those of the Company’s outside stockholders. Stock options are granted by the Compensation Committee to key employees based on management’s recommendation, and levels of participation in the plan generally vary based on the employee’s position with the Company.

Compensation of our Chief Executive Officer

Our Company’s CEO, Mr. Morton H. Kinzler, was a founder of the Company and has been employed by the Company for over 50 years. His vast knowledge of the Company’s operational history and his experience in managing the Company from its inception has proved invaluable to the Company’s growth from an initial capitalization of approximately $2,000,000 to its present market capitalization in excess of $150,000,000. In evaluating his compensation, the Compensation Committee considers the same factors as described above for all officers (except that the Company’s executive management does not make salary recommendations for the Chief Executive Officer) and also considers Mr. Kinzler’s long-term commitment and contributions to the Company. For fiscal year 2006, the Compensation Committee approved a base salary for our Chief Executive Officer of $517,500, an increase of $97,000 over the prior year, reflecting the Company’s strong financial results and the significant increase in the value of the Company achieved during the prior year. He received a bonus of $950,000 for fiscal 2006 also reflecting the Company’s strong financial performance during the prior year.

Tax Considerations

In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to its executives. However, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs and therefore, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible.

Compensation Committee of the Board of Directors

Alan D. Hunter, Chairman

Martin Anderson

Murray Gardner

Diane Kranz

AUDIT COMMITTEE

The members of the Audit Committee are Ms. Kranz, Chairperson, and Messrs. Gardner, Anderson, Hunter and Takata. All of the members of the Audit Committee are independent (as independence is defined in Section 121 (A) of the American Stock Exchange listing standards). The Board of Directors has determined that the Audit Committee has at least one audit committee financial expert (as audit committee financial expert is defined in Item 407(d) of Regulation S-K), Ms. Kranz, who is a financial expert based on her being a certified public accountant. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was annexed to last year’s Proxy Statement and there has been no subsequent change in that charter. The Audit Committee reviews the services of the independent accountants employed by the Company to audit the consolidated financial statements of the Company. The Audit Committee reviews periodically major issues regarding accounting and auditing principles and practices, the adequacy of internal controls that could affect the consolidated financial statements as well as all related party transactions and potential conflicts of interest. During the fiscal year ended September 30, 2006, the Audit Committee held five meetings.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management, and the Audit Committee has discussed with KPMG LLP, the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as such may be modified or supplemented. The Audit Committee has also received the written disclosures and the letter from KPMG LLP that are required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee) as may be modified or supplemented, and has discussed with KPMG LLP the independent registered public accounting firm’s independence. Based upon its discussions with management and with KPMG LLP, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Audit Fees

The aggregate fees billed to the Company by KPMG LLP, the Company’s independent registered public accounting firm, for professional services rendered in connection with the audit of the annual financial statements included in the Company’s Form 10-K, review of financial statements included in the Company’s Form 10-Qs and services to the Company in connection with statutory or regulatory filings or engagements for the fiscal year ended September 30, 2006 totaled $334,500. For the comparable services provided for the fiscal year ended September 30, 2005, KPMG LLP billed the Company $211,600.

Audit-Related Fees

For the fiscal years ended September 30, 2006 and September 30, 2005, KPMG LLP, the Company’s independent registered public accounting firm, did not bill the Company for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees

The aggregate fees billed to the Company by KPMG LLP, the Company’s independent registered public accounting firm, for tax compliance, tax advice and tax planning for the fiscal year ended September 30, 2006 totaled $74,200 and for the fiscal year ended September 30, 2005 totaled $71,100.

All Other Fees

For the fiscal years ended September 30, 2006 and September 30, 2005, KPMG LLP, the Company’s independent registered public accounting firm, did not bill the Company for other than Audit Fees and Tax Fees.

Pre-approval Policies and Procedures

The Audit Committee pre-approves any services provided to the Company by the independent registered public accounting firm through the following policies and procedures: (1) the Audit Committee reviews with the Company’s independent registered public accounting firm its audit plan and report thereon, including estimated Audit Fees, Audit-Related Fees, Tax Fees and Other Fees; (2) upon review of such audit plan and estimated fees, the Audit Committee may pre-approve the provision of such products and services and the payment therefor; and (3) at subsequent meetings of the Audit Committee, the Committee reviews the status of the provision of all products and services from the Company’s independent registered public accounting firm to the Company and payment therefor, and may pre-approve the provision of additional products and services as necessary.

Audit Committee of the Board of Directors

Diane G. Kranz, Chairperson

Murray C. Gardner

Martin Anderson

Alan D. Hunter

Kevin K. Takata

The members of the Executive Committee are Mr. Morton Kinzler, Chairman, and Messrs. Anderson, Hazelhoff-Roelfzema, Gardner, Alexander Kinzler and Johnston. The Executive Committee has and may exercise all the powers of the Board of Directors when the Board is not in session, subject to certain limitations in the Company’s Bylaws. During the fiscal year ended September 30, 2006, the Executive Committee held four meetings.

The Board of Directors held three meetings during the fiscal year ended September 30, 2006. All directors attended at least 75% of the meetings of the Board of Directors and of the Committees of the Board on which each of them served. The independent directors met on two occasions out of the presence of management during the fiscal year ended September 30, 2006.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the names and ages of all executive officers of the Company, their positions and offices with the Company and the period during which each has served.

Name	Age	Position with the Company

Morton H. Kinzler	81	Chairman of the Board since 1980 and Chief Executive Officer since 1971. President from 1971 to December 2002.

Alexander C. Kinzler	48

President and Chief Operating Officer since December 2002 and General Counsel since December 2001. Executive Vice President from December 1997 to December 2002 and Secretary from November 1986 to December 2002. Director of the Company since December 1999.

Russell M. Gifford	52

Secretary since December 2002, Executive Vice President since December 1997, Treasurer since November 1986 and Chief Financial Officer since August 1985. President of Water Resources International, Inc., a wholly-owned subsidiary of the Company, since December 1999. Director of the Company since March 2003.

Warren D. Steckley	50	Vice President – Canadian Operations since December 1998. President of Barnwell of Canada, Limited, a wholly-owned subsidiary of the Company, since December 1998.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth the annual compensation paid or accrued during the last three fiscal years by the Company to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for the fiscal year ended September 30, 2006 (collectively the “Named Executive Officers”):

		Annual Compensation
				Other
				Annual
Name and				Compen-
Principal Position	Year	Salary	Bonus	sation

Morton H. Kinzler	2006	$517,500	$950,000	$12,497
Chairman of the Board and	2005	420,500	650,000	12,497
Chief Executive Officer	2004	402,500	550,000	12,497

Alexander C. Kinzler	2006	475,000	850,000
President, Chief Operating	2005	390,000	600,000	–
Officer and General Counsel	2004	351,250	500,000	–

Russell M. Gifford	2006	356,250	600,000	–
Executive Vice President,	2005	293,750	400,000	–
Chief Financial Officer,	2004	268,750	275,000	–
Treasurer and Secretary

		Annual Compensation
				Other
				Annual
Name and				Compen-
Principal Position	Year	Salary	Bonus	sation

Warren D. Steckley [1]	2006	181,729 [2]	87,580	–
Vice President – Canadian	2005	161,654	81,850	–
Operations	2004	140,582	67,932	–

Directors who are not officers of the Company receive an annual fee of $15,000 and are reimbursed for expenses incurred with respect to meeting attendance and are offered medical coverage in the United States at the Company’s expense. Any such director who does not wish to obtain such medical coverage is paid an additional annual fee of $5,000. The Chairman of the Compensation Committee receives an additional $12,000 annual fee. The Chairperson of the Audit Committee receives an additional $25,000 annual fee. The members of the Executive and Compensation Committees, other than the Chairmen, receive an additional $2,500 annual fee. The members of the Audit Committee, other than the Chairperson, receive an additional $10,000 annual fee. Mr. Terry Johnston, a director of the Company, is also reimbursed for certain expenses incurred with respect to services he performs for Kaupulehu Developments, a real estate partnership which is majority owned by the Company.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

The following table sets forth information related to the number of shares of Common Stock acquired during the fiscal year ended September 30, 2006 by the Named Executive Officers pursuant to the exercise of stock options, the value realized by the Named Executive Officers on exercise of such stock options and the number and value of unexercised stock options held by the Named Executive Officers at the end of the fiscal year ended September 30, 2006:

			Number of	Value of
			Securities Underlying	Unexercised
			Unexercised	In-the-Money
	Shares		Options at	Options at
	Acquired on	Value	September 30, 2006	September 30, 2006 ($)
	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Morton H. Kinzler	0	$ 0	0/0	$0/$0

Alexander C. Kinzler	30,000	489,000	37,500/232,500	376,000/2,411,000

Russell M. Gifford	0	0	153,000/93,000	2,499,000/1,003,000

Warren D. Steckley	60,000	1,160,000	120,000/0	2,028,000/0

_____________________________________

1.

Mr. Steckley was granted 180,000 incentive units on June 1, 1998. The value of such units directly relates to Barnwell of Canada, Limited’s (“BOC’s”) net income and to changes in the value of BOC’s oil and gas reserves since 1998, with adjustments for changes in commodities prices and subject to other terms and conditions. Such adjusted reserve value is then divided by the number of shares of the Company’s outstanding common stock to determine the value of each unit. These units became exercisable over 4 years from the date of grant, are now all vested and expire 10 years from the date of grant. At September 30, 2006, the U.S. dollar equivalent of the value of the units was $432,000. This is a decrease of US$283,000 over the value of these units at September 30, 2005.

2.	All amounts shown for Mr. Steckley in this table represent the average U.S. dollar equivalent during each fiscal year of payments made to him in Canadian dollars.

STOCK PERFORMANCE GRAPH AND CUMULATIVE TOTAL RETURN

The graph below compares the five-year cumulative total return, assuming the reinvestment of dividends, on Barnwell common stock with that of the AMEX Composite Index, the Dow Jones Exploration and Production Index and the Dow Jones Real Estate Holding and Development Index. This graph assumes $100 was invested on September 30, 2001, in each of Barnwell common stock, the companies in the AMEX Composite Index, the companies in the Dow Jones Exploration and Production Index, and the companies in the Dow Jones Real Estate Holding and Development Index.

Note: Stockholder returns shown in the graph below are based upon historical data and are not indicative of, or intended to forecast, future stockholder returns.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*

AMONG BARNWELL INDUSTRIES, INC., THE AMEX COMPOSITE INDEX,

THE DOW JONES EXPLORATION AND PRODUCTION INDEX

AND THE DOW JONES REAL ESTATE HOLDING AND DEVELOPMENT INDEX

* $100 INVESTED ON 9/30/01 IN STOCK OR

INDEX-INCLUDING REINVESTMENT OF DIVIDENDS.

	9/01	9/02	9/03	9/04	9/05	9/06

Barnwell Industries, Inc.	100.00	106.90	134.03	254.95	703.55	648.25
AMEX Composite Index	100.00	104.62	128.87	169.98	238.60	268.60
Dow Jones Exploration and Production Index	100.00	109.99	125.42	199.81	362.29	343.24
Dow Jones Real Estate Holding and Development Index	100.00	101.15	117.99	140.06	203.70	253.04

PENSION PLAN

Pension Plan Table

The following table shows estimated annual benefits payable at September 30, 2006, assuming retirement in 2006 at age 65 after selected periods of service, under the straight life annuity option of the Company’s pension plan. The benefits shown below include amounts to be paid pursuant to the Company’s pension plan, which is comprised of the Employee’s Pension Plan and the Supplemental Executive Retirement Plan. Covered compensation under the Company’s pension plan for Mr. M. Kinzler, Mr. A. Kinzler and Mr. Gifford includes “Salary” and “Bonus” as reported in the Summary Compensation Table, above. Since the maximum compensation recognized under the Plan is $315,000, the current covered compensation for each of the named executive officers is $315,000. Under each of the Employees’ Pension Plan and the Supplemental Executive Retirement Plan, a participant’s annual pension benefit at age 65 is equal to the product of (i) 0.9% of the participant’s compensation covered by the plan, plus 0.6% of that part, if any, of the average compensation in excess of such participant’s “social security covered compensation,” as defined in the plan, multiplied by (ii) such participant’s years of credited service, limited to 30 years. Plan benefits are not subject to any deduction for Social Security or other offset amounts. The benefits shown below are payable in the single life annuity form.

Remuneration Highest Annual Average Compensation over 60 Consecutive Months of Service	Annual Benefits Upon Retirement with Years of Credited Service Indicated
	15 Years	20 Years	25 Years	30 Years (or higher)

$ 50,000	$ 6,750	$ 9,000	$ 11,250	$ 13,500
75,000	12,262	16,350	20,437	24,525
100,000	17,887	23,850	29,812	35,775
125,000	23,512	31,350	39,187	47,025
150,000	29,137	38,850	48,562	58,275
175,000	34,762	46,350	57,937	69,525
200,000	40,387	53,850	67,312	80,775
225,000	46,012	61,350	76,687	92,025
250,000	51,637	68,850	86,062	103,275
300,000	62,887	83,850	104,812	125,775
315,000 (or higher)	66,262	88,350	110,437	132,525

The Company maintains a pension plan for its eligible employees to provide annual benefits payable on retirement. Eligibility is based upon attainment of age 21 and completion of one year of service. Benefits are calculated under a formula based upon years of service and the participant’s highest average annual compensation over 60 consecutive months of service. The credited years of service as of September 30, 2006 for the Company’s Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table and covered under the plans are as follows: Mr. Morton H. Kinzler--30, Mr. Alexander C. Kinzler--22 and Mr. Russell M. Gifford--25. Mr. Warren D. Steckley does not participate in the Company’s pension plan since, as an employee of Barnwell of Canada, Limited, Mr. Steckley participates in Canada’s public pension system. The years of eligible service for Mr. M. Kinzler take into account his years of association with the Company prior to the date of his formal employment pursuant to a deferred compensation agreement with him. The supplemental benefits Mr. M. Kinzler is to receive as a result of these additional years of eligible service is provided by the Company on an unfunded basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Below are the transactions that occurred during fiscal year 2006 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $60,000, and in which any director, director nominee, executive officer, person known by us to be a holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Mr. Terry Johnston, a member of the Board of Directors of the Company, has an interest in transactions with certain of the Company’s subsidiaries. Barnwell Hawaiian Properties, Inc., a wholly-owned subsidiary of the Company, owns a 50.1% interest in Kaupulehu Developments, a Hawaii real estate partnership, and Cambridge Hawaii Limited Partnership, a Hawaii limited partnership which is 55.2% indirectly owned by the Company, owns the remaining 49.9% interest in Kaupulehu Developments. Nearco, Inc. is a company controlled by Mr. Johnston. In 1987, Barnwell Hawaiian Properties, Inc. and Cambridge Hawaii Limited Partnership agreed to pay to Nearco, Inc. 2% and 4%, respectively, of the cash consideration received from the sale of property owned by Kaupulehu Developments. Pursuant to these agreements, in fiscal 2006 Barnwell Hawaiian Properties and Cambridge Hawaii Limited Partnership paid fees of $331,000 and $661,000, respectively, to Nearco, Inc. in connection with Kaupulehu Development’s receipt of proceeds from real estate transactions. Also, Mr. Johnston received approximately $2,846,000 during fiscal year 2006, in respect of the 20.6% interest in Kaupulehu Developments he owns indirectly through certain entities that he controls, including Nearco, Inc. Nearco Inc. was also paid $76,000 in fiscal 2006 as a fee for real estate consulting services Nearco, Inc. performed for the Company. The Company believes such fees are fair and reasonable compensation for such services. In June 2006, the Company entered into an agreement with Nearco, Inc. to form Mauka 3K, LLC, for the purpose of providing real estate consulting services and investing in real estate. The Company and Nearco, Inc. each have a 50% voting interest in Mauka 3K, LLC. Mauka 3K, LLC received $3,000,000 in real estate consulting fees during fiscal 2006 of which Mr. Johnston received $1,440,000 in respect of the 50% interest in Mauka 3K, LLC he owns indirectly through Nearco, Inc.

Cynthia Grillot, a daughter of Morton H. Kinzler, Chief Executive Officer and Chairman of the Board of the Company, and sister of Alexander C. Kinzler, President, Chief Operating Officer, General Counsel and a Director of the Company, was employed as an assistant vice president and marketing manager of Barnwell of Canada, Limited, a subsidiary of the Company, in fiscal year 2006, and she received fiscal year 2006 compensation of the Canadian dollar equivalent of U.S. $115,200.

Dr. R. David Sudarsky and Dr. Joseph E. Magaro, each of whom are persons known by the Company to be holders of more than 5% of the Company’s common stock, are working interest owners in certain oil and gas properties managed by the Company and in which the Company also holds a working interest. As owners of up to 11.875% and 10.5%, respectively, of the working interest in these properties, they are required to pay their proportionate share of costs and are entitled to receive their proportionate share of revenues in the normal course of business from these properties. During fiscal year 2006, Dr. Sudarsky and Dr. Magaro earned revenues from their working interests in these properties, net of costs, of approximately $2,430,000 and $1,784,000, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 27, 2006, with respect to the beneficial ownership of the Common Stock, the sole voting security of the Company, by (i) each person known to the Company who beneficially owns more than 5% of the Common Stock, (ii) each director and nominee of the Company, (iii) the Named Executive Officers and (iv) all directors and executive officers of the Company as a group.

		Amount and Nature of	Percent
Name and Address of Beneficial Owner		Beneficial Ownership[1]	of Class

Joseph E. Magaro	401 Riversville Road	1,263,060	15.5%
	Greenwich, Connecticut

R. David Sudarsky	3015 North Ocean Boulevard	726,600	8.9%
	Ft. Lauderdale, Florida

Mercury Real Estate	100 Field Point Road	1,330,000[2]	16.3%
Advisors LLC	Greenwich, Connecticut

David R. Jarvis	c/o Mercury Real Estate Advisors LLC	1,330,000[2]	16.3%
	100 Field Point Road
	Greenwich, Connecticut

Malcolm F. MacLean IV	c/o Mercury Real Estate Advisors LLC	1,330,000[2]	16.3%
	100 Field Point Road
	Greenwich, Connecticut

Morton H. Kinzler	1100 Alakea Street, Suite 2900	1,309,608[3]	16.0%
	Honolulu, Hawaii

Alan D. Hunter	44 Medford Place, S.W.	3,200	*
	Calgary, Alberta, Canada

Erik Hazelhoff-Roelfzema	900, 639 Fifth Avenue S.W.	4,200	*
	Calgary, Alberta, Canada

Martin Anderson	1099 Alakea Street, Suite 1800	5,000	*
	Honolulu, Hawaii

Murray C. Gardner, Ph.D.	P. O. Box 1657	17,400	*
	Kamuela, Hawaii

Alexander C. Kinzler	1100 Alakea Street, Suite 2900	331,020[4]	4.0%
	Honolulu, Hawaii

Terry Johnston	201-5325 Cordova Bay Road	6,000	*
	Victoria, British Columbia, Canada

Russell M. Gifford	1100 Alakea Street, Suite 2900	220,800[5]	2.6%
	Honolulu, Hawaii

____________________________________

[1]

A person is deemed to be the beneficial owner of securities that such person can acquire as of and within the 60 days following the date of this table upon the exercise of options. Each beneficial owner’s percentage of ownership is determined by assuming that options or conversion rights that are held by such person (but not those held by any other person) and which are exercisable as of and within 60 days following the date of this table have been exercised. For purposes of the footnotes that follow, “currently exercisable” means options that are exercisable as of and within 60 days following the date of this table. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

[2]

David R. Jarvis and Malcolm F. MacLean IV are the managing members of Mercury Real Estate Advisors LLC. Shares reported as beneficially owned by Mercury Real Estate Advisors LLC, David R. Jarvis and Malcolm F. MacLean IV represent shares held by certain entities of which Mercury Real Estate Advisors LLC is the investment advisor. The aggregate beneficial ownership of Messrs. Jarvis and MacLean and their affiliated entities as reported to the Securities and Exchange Commission is 1,330,000 shares.

[3]	Includes 1,848 shares owned by Mr. Kinzler’s wife to which Mr. Kinzler disclaims beneficial ownership.
[4]	Includes currently exercisable options to acquire 105,000 shares of Common Stock.
[5]	Includes currently exercisable options to acquire 180,000 shares of Common Stock.

		Amount and Nature of	Percent
Name and Address of Beneficial Owner		Beneficial Ownership	of Class

Diane G. Kranz	145 East 57th Street	2,105	*
	New York, New York

Kevin K. Takata	1060 Richards Street	850	*
	Honolulu, Hawaii

Ahron H. Haspel	222 East 41st Street	2,000	*
	New York, New York

Warren D. Steckley	216 Sunmount Bay SE	120,000[7]	1.4%
	Calgary, Alberta, Canada

All directors and executive officers as a group (12 persons)		2,022,183[8]	23.6%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission and any national securities exchange on which such equity securities are registered. Based solely on the Company’s review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file reports on Form 5 during the most recently completed fiscal year or prior years, the Company believes that all of its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company’s most recently completed fiscal year, except as follows: Ms. Diane G. Kranz, one of our directors, filed a late Form 5; and Mr. Warren D. Steckley filed a Form 3 during the most recently completed fiscal year, because Mr. Steckley did not file a Form 3 at the time he was appointed an executive officer of the Company in 1998. Mr. Steckley held no reportable securities at the time he was appointed an executive officer.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has appointed KPMG LLP as the independent registered public accounting firm to audit the accounts of the Company for the year ending September 30, 2007. This firm expects to have a representative available by telephone at the meeting who will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

Any Stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders must submit the proposal so that it is received at the principal office of the Company no later than September 20, 2007. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

___________________________________________

[1]	Includes currently exercisable options to acquire 120,000 shares of Common Stock.
2.	Includes currently exercisable options held by executive officers of the Company to acquire 405,000 shares of Common Stock.
*	Represents less than 1% of the outstanding shares of Common Stock of the Company.

In addition, for proposals that are not timely submitted for inclusion in the proxy materials, the proxy solicited by the Board of Directors for the next Annual Meeting of Stockholders will confer discretionary authority upon management’s proxy holders to vote on

•	any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to December 4, 2007; and

•

any proposal presented by a stockholder at the meeting for which the Company has been provided with notice on or prior to December 4, 2007, if the proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, and if the stockholder does not comply with the procedures described in SEC Rule 14a-4(c)(2)(i)-(iii).

Notices of intention to present proposals at the next Annual Meeting of Stockholders should be addressed to Secretary, Barnwell Industries, Inc., 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

GENERAL

No business other than those set forth in Item (1) and Item (2) of the Notice of Annual Meeting of Stockholders is expected to come before the meeting, but should any other matters requiring a vote of stockholders properly arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the best interests of the Company.

Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by such persons.

By Order of the Board of Directors,

/s/ Russell M. Gifford
RUSSELL M. GIFFORD
Secretary

Dated:	January 18, 2007

Stockholders may obtain a copy, without charge, of the Company’s Annual Report on

Form 10-K, as filed with the Securities and Exchange Commission, by writing to Russell M. Gifford, Barnwell Industries, Inc., 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813 or by sending an email to brn1@brninc.com or by following the “SEC Filings” link at the Company’s website (www.brninc.com).

BARNWELL INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Barnwell Industries, Inc., a Delaware corporation, hereby appoints Morton H. Kinzler and Alexander C. Kinzler, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Clarion Shreveport Hotel, 1419 East 70th Street, Shreveport, Louisiana, on March 5, 2007, at 9:30 A.M., Central Standard time, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

BARNWELL INDUSTRIES, INC.

March 5, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of 11 Directors listed below:

2.   Upon any and all other business which may come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement of the Company for the Annual Meeting and the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2006.

This Proxy, when properly executed, will be voted in accordance with the specification made hereon. If not otherwise specified, this Proxy will be voted FOR the election of Board of Directors as proposed herein.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

☐	FOR ALL NOMINEES	NOMINEES:
Morton H. Kinzler
Alan D. Hunter
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Erik Hazelhoff-Roelfzema
Martin Anderson
Murray C. Gardner
☐	FOR ALL EXCEPT (See instructions below)	Alexander C. Kinzler
Terry Johnston
Russell M. Gifford
Diane G. Kranz
Kevin K. Takata
Ahron H. Haspel

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
Signature of Stockholder		Date:	Signature of Stockholder	Date:

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.